Traeger Receives NYSE Continued Listing Standard Notice
Notice Has No Immediate Impact on the Listing or Trading of Traeger Common Stock

SALT LAKE CITY, UT – November 24, 2025 (BUSINESS WIRE) – Traeger, Inc. (“Traeger” or the “Company”) (NYSE: COOK) today announced that it has received a notice from the New York Stock Exchange (the “NYSE”) on November 19, 2025 indicating that the average closing price per share of its common stock was below $1.00 over a consecutive 30-day period, as required for continued listing on the NYSE.
The Company remains on track with executing Project Gravity, a strategic transformation initiative designed to enhance operational efficiency, improve profitability, and optimize return on investment. This program is expected to deliver approximately $50 million in annualized run-rate savings while unlocking capacity and resources to invest in the Company’s highest-growth opportunities. As of September 30, 2025, the Company maintained a strong liquidity position of $167 million, providing a solid foundation to support strategic initiatives.
Under NYSE rules, the Company has six months following receipt of the NYSE notice to regain compliance with the minimum share price requirement. The Company has notified the NYSE of its intent to cure this deficiency, including, among other options, a reverse stock split, subject to approval by the Company’s Board of Directors and stockholders.
During the cure period, Traeger’s common stock will continue to be listed and traded on the NYSE, subject to compliance with other continued listing requirements. The Company can regain compliance at any time during the cure period if, on the last trading day of any calendar month, its common stock has a closing price of at least $1.00 per share and an average closing share price of at least $1.00 over the prior 30 trading-day period ending on the last trading day of the applicable calendar month or cure period. Under the NYSE’s rules, if the Company determines that it will cure the stock price deficiency by taking an action requiring shareholder approval at its next annual meeting, the price condition will be deemed cured if the price promptly exceeds $1.00 per share and the price remains above that level for at least the next 30 trading days.

The NYSE notice does not affect the Company’s ongoing business operations, its reporting obligations with the Securities and Exchange Commission, nor does it trigger any violation of its debt obligations.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s plans with respect to the NYSE notice of non-compliance, including a potential reverse stock split and estimated annualized run-rate savings from Project Gravity. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: reactions from our employees, vendors, customers, lenders and investors to the Company’s receipt of the NYSE notice of non-compliance, the Company’s ability to regain compliance with the minimum share price requirement within the applicable cure period; the Company’s ability to comply with other NYSE listing standards and maintain the listing of its common stock on the NYSE; the impact of management transitions on our common stock; our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; the highly competitive market in which we operate; and the ability of our stockholders to influence corporate matters. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
CONTACT:
Investors:
Nick Bacchus
Traeger, Inc.
investor@traeger.com
Media:
The Brand Amp
Traeger@thebrandamp.com
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